EXHIBIT 10.3



                             SAN JOSE WATER COMPANY

                     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN




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                                TABLE OF CONTENTS

            SAN JOSE WATER COMPANY EXECUTIVE SUPPLEMENTAL RETIREMENT

ARTICLE I    - DEFINITION

ARTICLE II   - PARTICIPATION

ARTICLE III  - RETIREMENT BENEFIT

ARTICLE IV   - VESTING

ARTICLE V    - FUNDING NATURE OF THE PLAN

ARTICLE VI   - ADMINISTRATION OF THE PLAN

ARTICLE VII  - AMENDMENTS AND TERMINATION

ARTICLE VIII - MISCELLANEOUS


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THE SAN JOSE WATER COMPANY EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

On July 22, 1992 the Board of Directors of the San Jose Water Company (the "Company") adopted the San Jose Water Company Executive Supplemental Retirement Plan (the "Plan"). The Plan is designed to supplement the retirement income of a designated select group of management and or highly compensated executives of the San Jose Water Company (the "Company"). The Plan is intended to be a nonqualified, unfunded retirement plan. The purpose of the Plan is to improve the ability of the Company to attract, retain and motivate management individuals. The Plan is hereby adopted in its entirety effective January 1, 1992.

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                                    ARTICLE I

DEFINITIONS

Wherever used herein the following terms have the meanings indicated:


1.1 "Actuarially Equivalent" has the meaning set forth in the San Jose Water Company Retirement Plan.


1.2 "Beneficiary" means the person or persons entitled to receive a Participant's retirement benefits as provided in Section 3.4.


1.3 "Benefit Commencement Date" means the date on which benefits commence to be payable under this Plan. In the case of a retired Participant such date shall be the later of: (i) his Early Retirement Date; (ii) his Normal Retirement Date; or (iii) the date of separation from service.


1.4      "Board of  Directors"  means the Board of  Directors  of San Jose Water
         Company.


1.5 "Committee" means the committee established pursuant to Article V hereof, as it shall be constituted from time to time.


1.6 "Company" means San Jose Water Company and any successor to all or a major portion of the assets or business of the San Jose Water Company.


1.7 "Compensation" has the meaning set forth in the San Jose Water Company Retirement Plan.


1.8 "Credited Service" has the meaning set forth in the San Jose Water Company Retirement Plan.

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1.9      "Early  Retirement  Date"  means the first day of the month  coinciding with or next following the date when a Participant has attained the age of fifty-five (55) years and completed twenty (20) years of Credited Service with the Company.


1.10     "Employee" means a person who is employed by the Company.


1.11 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.


1.12 "Eligible Employee" means any officer of the Company or Employee selected by the Committee, unless the Committee determines that such officer or Employee does not fall within ERISA's definition of a select group of management or highly compensated employees.


1.13     "Final Average  Compensation"  means a  Participant's  average  monthly
         Compensation   during  the  thirty-six  (36)  calendar  months  of  the
         Participant's employment with the Company for which such average Compensation is the highest.


1.14 "Normal Retirement Date" means the first day of the calendar month coinciding with or next following the date when a Participant attains sixty-five (65) years of age.


1.15 "Participant" means an Eligible Employee who has received written notification from the Company that he has been designated as a Participant of the Plan by the Committee following satisfaction of the eligibility requirements described in Section 2.1.


1.16     "Plan"  means  the  San  Jose  Water  Company  Executive   Supplemental
         Retirement Plan as set forth in this document and in any amendments from time to time made hereto.


1.17 "Qualified Joint and Survivor Annuity" has the meaning set forth in the San Jose Water Company Retirement Plan.


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1.18     "Retirement  Benefit"  means  the  benefit  payable  under  this  Plan, calculated for in accordance with Article IV.


1.19 "San Jose Water Company Retirement Plan" means the San Jose Water Company Retirement Plan, adopted November 1, 1950, as it has been amended and restated from time to time.


1.20 "Single Life Annuity" has the meaning set forth in the San Jose Water Company Retirement Plan.


1.21     "Ten Year Certain and Life Option" has the meaning set forth in Section
         3.4.


1.22 "Year of Service" has the meaning set forth in the San Jose Water Company Retirement Plan.

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                                   ARTICLE II

PARTICIPATION

2.1 Each Eligible Employee shall become a Participant on the first day of the month coincident with the day he first becomes an Eligible Employee.


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                                   ARTICLE III

RETIREMENT BENEFIT

3.1 The retirement benefits under this Plan to which a Participant shall be entitled, shall be an amount equal to the difference, if any, between
         (a) and (b) below:


         (a) Two percent (2 %) of the Final Average Compensation of a Participant multiplied by the Participant's Years of Service (not to exceed twenty (20) years); (ii) one percent (1%) of the Final Average Compensation multiplied by the Participant's Years of Service in excess of twenty (20) (not to exceed an additional ten (10) years); and (iii) Mr. John Weinhardt shall receive an additional three quarters of one percent (.75%) of Final Average Compensation for each year of service as President and Chief Executive Officer of the Company; less


         (b) Benefits payable to the Participant from the San Jose Water Company Retirement Plan.


The amount of the offset in subsection (b) shall be Actuarially Equivalent to a single life annuity commencing on the Participant's Normal Retirement Date.



3.2 A Participant who qualifies for an Early Retirement Date may elect to receive a retirement benefit based on his accrued benefits under this Article, but reduced in accordance with the early retirement provisions set forth in the San Jose Water Company Retirement Plan on the Benefit Commencement Date.


3.3 A Participant may elect to receive his retirement benefits in the form of a Straight Life Annuity or a Ten Year Certain and Life Option. A Participant who is married on his Benefit Commencement Date may also elect to receive his retirement benefit in the form of a Qualified Joint and Survivor Annuity. The benefit election of a Participant who is married on such date is not subject to spousal consent.


3.4 A Participant who elects the Ten Year Certain and Life Option shall receive his retirement benefits in the form of a

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         monthly annuity over his lifetime.  If the Participant  dies before one hundred and twenty (120) monthly payments (hereinafter referred to as the "period certain") have been made the Participant's designated Beneficiary or Beneficiaries shall be entitled to share equally in the Participant's monthly retirement benefit for the remainder of such period certain. A Participant electing to receive his retirement benefits in such form must designate, as described in Section 3.5, one or more Beneficiaries to receive any remaining payments under the Plan after his death. If the Participant and the designated Beneficiary or Beneficiaries die within the period certain, the remaining payments shall be made to the estate of the designated Beneficiary who last received a payment under this Section 3.4.


3.5 The Beneficiary designation of a Participant who elects to receive his retirement benefit in the form of a Ten Year Certain and Life Option shall be made on a form prepared by, and delivered to, the Committee prior to the expiration of the period certain. The Participant may revoke or change this designation at any time prior to the expiration of the period certain by delivering a subsequent form to the committee.


3.6 The amount of all benefit forms specified in Section 3.3 shall be determined in accordance with the provision in the San Jose Water Company Retirement Plan.


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                                   ARTICLE IV

VESTING


4.1 A Participant shall vest in a percentage of his accrued retirement benefit derived from Employer Contributions, upon completion of Years of Service as follows:



         Years of Service                      Vested Percentage
         ----------------                      -----------------


         Less than 20                                None


         20 or More                                  100%


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                                   ARTICLE V

FUNDING NATURE OF THE PLAN

5.1 The funds used for payment of benefits under this Plan and of the expenses incurred in the administration thereof shall, until such actual payment, continue to be a part of the general funds of the Company and no person other than the Company shall, by virtue of this Plan, have any interest in any such funds. Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

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                                   ARTICLE VI

ADMINISTRATION OF THE PLAN

6.1 The Plan shall be administered by a Committee ("Committee"), the membership of which will be selected from time to time by the President and Chief Executive Officer of the Company. The Committee shall have the exclusive authority and responsibility for all matters in connection with the operation and administration of the Plan. The Committee's powers and duties shall include, but shall not be limited to, the following: (a) responsibility for the compilation and maintenance of all records necessary in connection with the Plan; (b) authorizing the payment of all benefits and expense of the Plan as they become payable under the Plan; (c) reduce or otherwise adjust amounts payable under the Plan if payments are made in error; and (d) authority to engage such legal accounting and other professional services as it may deem proper. Decisions by the Committee shall be final and binding upon all parties.


6.2 The Committee, from time to time, may allocate to one or more of its members or to any other person or persons or organizations any of its rights, powers, and duties with respect to the operation and administration of the Plan. Any such allocation shall be reviewed from time to time by the Committee and shall be terminable upon such notice as the Committee, in its sole discretion, deems reasonable and prudent under the circumstances.


6.3 The members of the Committee shall serve without compensation, but all benefits payable under the Plan and all expenses properly incurred in the administration of the Plan, including all expenses properly incurred by the Committee in exercising its duties under the Plan, shall be borne by the Company.



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                                   ARTICLE VII

AMENDMENTS AND TERMINATION

7.1 The Board of Directors reserves the power at any time to terminate this Plan and to otherwise amend any portion of the Plan other than this
         Article Vl; provided, however, that no such action shall adversely affect the right of any Participant or beneficiary to a benefit to which he has become entitled pursuant to this Plan.


7.2 Notice of termination or amendment of the Plan, pursuant to Section 6.1, shall be given in writing to each Participant and beneficiary of a deceased Participant.


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                                  ARTICLE VIII

MISCELLANEOUS

8.1 The headings and subheadings of this instrument are inserted for convenience of reference only and are not to be considered in the construction of this Plan. Wherever appropriate, words used in the singular may include the plural, plural may be read as the singular and the masculine may include the feminine.


8.2 The instrument creating the Plan shall be construed, administered, and governed in all respects in accordance with the laws of the State of California to the extent not preempted by ERISA. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue to be fully effective.


8.3 Participation in this Plan shall not give to any employee the right to be retained in the employ of the Company nor any right or interest in this Plan other than is herein specifically provided.


8.4 Any payment to a Participant or beneficiary or the legal representative of either, in accordance with the terms of this Plan shall to the extent thereof be in full satisfaction of all claims such person may have against the Company hereunder, which may require such payee, as a condition to such payment, to execute a receipt and release therefore in such form as shall be determined by the Company.


8.5 This Plan is intended to qualify for exemption from Parts II, III, and IV of ERISA, as amended, as an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees under Sections 201(2), 301(a)(3) and 401(a)(1) of such Act, and shall be so interpreted.


8.6 Benefits under this Plan shall not be alienated, hypothecated or otherwise encumbered, and to the maximum extent permitted by law such benefits shall not in any way be

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         subject to claim of  creditors  or liable to  attachment,  execution or other process of law.


8.7 If an individual entitled to receive retirement benefits is determined by the Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, they shall be paid to the duly appointed and acting guardian, if any, and if no such guardian is appointed and acting, to such person as the Committee may designate. Such payment shall, to the extent made, be deemed a complete discharge for such payments under this Plan.


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8.8      If the Committee is unable to make the  determinations  required  under this Plan in  sufficient  time for  payments  to be made when due,  the
         Committee   shall  make  the  payments  upon  the  completion  of  such determinations with interest at a reasonable rate from the due date and may, at its option, make provisional payments, subject to adjustment, pending such determination.


8.9 For purposes of this Plan, actuarial equivalents shall be determined on the basis of mortality tables and interest factors most recently employed for the purpose of the San Jose Water Company Retirement Plan.



IN WITNESS WHEREOF, San Jose Water Company has caused its authorized officers to execute this instrument in its name and on its behalf.



                                                   SAN JOSE WATER COMPANY







___________________________                        By_______________________

          (Date)


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